1 Adopted: October 24, 2024, by Willow Tree Capital Corporation 51757072.2 WILLOW TREE CAPITAL CORPORATION CODE OF ETHICS This Code of Ethics (the “Code”) has been adopted by the Board of Directors (the “Board”), of Willow Tree Capital Corporation (the “Company”) in accordance with Rule 17j-l(c) under the Investment Company Act of 1940, as amended (the “1940 Act”) and the May 9, 1994 Report of the Advisory Group on Personal Investing by the Investment Company Institute (the “Report”). Rule 17j-1 generally describes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by business development companies if effected by access persons of such companies. The purpose of this Code is to reflect the following: (1) the duty at all times to place the interests of shareholders first; (2) the requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and (3) the fundamental standard that business development company personnel should not take inappropriate advantage of their positions. SECTION I: STATEMENT OF PURPOSE AND APPLICABILITY (A) Statement of Purpose It is the policy of the Company that no affiliated person of the Company shall, in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by the Company, (1) Employ any device, scheme or artifice to defraud the Company; (2) Make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statement made, in light of the circumstances under which it is made, not misleading; (3) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or (4) Engage in any manipulative practice with respect to the Company.

51757072.2 (B) Scope of the Code In order to prevent the Access Persons, as defined in Section II, paragraph (A) below, of the Company from engaging in any of these prohibited acts, practices or courses of business, the Board has adopted this Code. SECTION II: DEFINITIONS (A) Access Person. “Access Person” means any director, officer, or “Advisory Person” of the Company or its investment adviser. (B) Advisory Person. “Advisory Person” of the Company means: (i) any director, officer or employee of the Company or its investment adviser or of any company in a control relationship to the Company or its investment adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company or its investment adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a “Covered Security.” (C) Beneficial Interest. “Beneficial Interest” includes any entity, person, trust, or account with respect to which an Access Person exercises investment discretion or provides investment advice. A beneficial interest shall be presumed to include all accounts in the name of or for the benefit of the Access Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support. (D) Beneficial Ownership. “Beneficial Ownership” shall be determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that the determination of direct or indirect Beneficial Ownership shall apply to all securities, and not just equity securities, that an Access Person holds or acquires. Rule 16a-1(a)(2) provides that the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in any equity security. Therefore, an Access Person may be deemed to have Beneficial Ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements. (E) Control. “Control” shall have the meaning set forth in Section 2(a)(9) of the 1940 Act.

51757072.2 (F) Covered Security. “Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include (i): direct obligations of the Government of the United States; (ii) banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements; and (iii) shares issued by registered open-end investment companies (i.e., mutual funds); however, exchange traded funds structured as unit investment trusts or open-end funds are considered “Covered Securities.” (G) Company. The “Company” means Willow Tree Capital Corporation, a Maryland corporation. (H) Designated Officer. “Designated Officer” shall mean the officer of the Company designated by the Board from time to time to be responsible for management of compliance with this Code. The Designated Officer may appoint a designee to carry out certain of his or her functions pursuant to this Code. (I) Disinterested Director. “Disinterested Director” means a director of the Company who is not an “interested person” of the Company within the meaning of Section 2(a)(19) of the 1940 Act. (J) Initial Public Offering. “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act. (K) Investment Personnel. “Investment Personnel” means: (i) any employee of the Company or its investment adviser (or of any company in a control relationship to the Company or its investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company; and (ii) any natural person who controls the Company or its investment adviser and who obtains information concerning recommendations regarding the purchase or sale of securities by the Company. (L) Limited Offering. “Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act. (M) Purchase or Sale of a Covered Security. “Purchase or Sale of a Covered Security” is broad and includes, among other things, the writing of an option to purchase or sell a Covered Security, or the use of a derivative product to take a position in a Covered Security.

51757072.2 SECTION III: STANDARDS OF CONDUCT (A) General Standards (1) No Access Person shall engage, directly or indirectly, in any business transaction or arrangement for personal profit that is inconsistent with the best interests of the Company or its shareholders; nor shall he or she make use of any confidential information gained by reason of his or her employment by or affiliation with the Company or affiliates thereof in order to derive a personal profit for himself or herself or for any Beneficial Interest, in violation of the fiduciary duty owed to the Company or its shareholders. (2) Any Access Person recommending or authorizing the purchase or sale of a Covered Security by the Company shall, at the time of such recommendation or authorization, disclose any Beneficial Interest in, or Beneficial Ownership of, such Covered Security or the issuer thereof. (3) No Access Person shall dispense any information concerning securities holdings or securities transactions of the Company to anyone outside the Company, without obtaining prior written approval from the Designated Officer, or such person or persons as these individuals may designate to act on their behalf. Notwithstanding the preceding sentence, such Access Person may dispense such information without obtaining prior written approval: (a) when there is a public report containing the same information; (b) when such information is dispensed in accordance with compliance procedures established to prevent conflicts of interest between the Company and its affiliates; (c) when such information is reported to directors of the Company; or (d) in the ordinary course of his or her duties on behalf of the Company. (4) All personal securities transactions should be conducted consistent with this Code and in such a manner as to avoid actual or potential conflicts of interest, the appearance of a conflict of interest, or any abuse of an individual’s position of trust and responsibility within the Company. (B) Prohibited Transactions (1) General Prohibition. No Access Person shall purchase or sell, directly or

51757072.2 indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which such Access Person knows or should have known at the time of such purchase or sale is being considered for purchase or sale by the Company, or is held in the portfolio of the Company unless such Access Person shall have obtained prior written approval for such purpose from the Designated Officer. (a) An Access Person who becomes aware that the Company is considering the purchase or sale of any Covered Security by any person (an issuer) must immediately notify the Designated Officer of any interest that such Access Person may have in any outstanding Covered Securities of that issuer. (b) An Access Person shall similarly notify the Designated Officer of any other interest or connection that such Access Person might have in or with such issuer. (c) Once an Access Person becomes aware that the Company is considering the purchase or sale of a Covered Security or that the Company holds a Covered Security in its portfolio, such Access Person may not engage, without prior approval of the Designated Officer, in any transaction in any Covered Securities of that issuer. (d) The foregoing notifications or permission may be provided verbally, but should be confirmed in writing as soon and with as much detail as possible. (2) Initial Public Offerings and Limited Offerings. All employees of Willow Tree Capital Corp Advisors LLC, (the “Adviser”) including the Investment Personnel of the Company must obtain pre-clearance approval from the Company before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering. (3) Blackout Periods. No Investment Personnel shall execute a securities transaction in any security that the Company owns or is considering for purchase or sale. (4) Company Acquisition of Shares in Companies that Investment Personnel Hold Through Limited Offerings. Investment Personnel who have been authorized to acquire securities in a Limited Offering must disclose that investment to the Designated Officer when they are involved in the Company’s subsequent consideration of an investment in the issuer, and the Company’s decision to purchase such securities must be independently

51757072.2 reviewed by Investment Personnel with no personal interest in that issuer. (5) Gifts. All Access Person must report their acceptance of gifts with a value of greater than $500 (either one single gift, or in aggregate on an annual basis) to the Adviser or the Company. Employees of the Adviser, including all Access Persons, must seek approval from the Adviser or the Company to receive gifts with a value of greater than $1000 (either one single gift, or in aggregate on an annual basis). The Company and the Adviser expect to bear the cost of employee travel and lodging associated with conferences, research trips, and other business related travel. If these costs are born by a person or entity other than the Company or the Adviser, they should be treated as a gift for purposes of this Code. Gifts such as holiday baskets or lunches delivered to the Company’s or the Adviser’s offices, which are received on behalf of the Company or the Adviser, do not require reporting. Promotional items valued at less than $500 that clearly display the giver’s company logo also need not be reported. Examples of promotional gifts include mugs, hats and umbrellas. (6) Outside Activities. No Access Person, including all employees of the Adviser shall engage in outside business activities, including serving on the board of directors of a company, making investment decisions on behalf of a portfolio company of the Company or Adviser’s non-clients or participate in investment clubs without prior written authorization of the Designated Officer or the Chief Compliance Officer of the Adviser, as applicable, based upon a determination that the board service would not be inconsistent with the interests of the Company and its shareholders. SECTION IV: PROCEDURES TO IMPLEMENT CODE OF ETHICS The following reporting procedures have been established to assist Access Persons in avoiding a violation of this Code, and to assist the Company in preventing, detecting, and imposing sanctions for violations of this Code. Every Access Person must follow these procedures. Questions regarding these procedures should be directed to the Designated Officer. (A) Applicability All Access Persons are subject to the reporting requirements set forth herein except: (1) with respect to transactions effected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control; (2) a Disinterested Director, who would be required to make a report solely by reason of being a Director, need not make any initial holdings, annual holdings report or a quarterly transaction report, unless the Disinterested

51757072.2 Director knew or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that during the 15-day period immediately before or after such Disinterested Director’s transaction in a Covered Security, the Company purchased or sold the Covered Security, or the Company or its investment adviser considered purchasing or selling the Covered Security. (B) Requirements with respect to Holdings and Transactions Access Persons will be treated as “employees” and will be responsible for compliance with respect to Covered Securities holdings and transactions in accordance with the Adviser’s code of ethics. (C) Company Reports. No less frequently than annually, the Company must furnish to the Board, and the Board must consider, a written report that: (a) describes any issues arising under the Code or procedures since the last report to the Board, including but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (b) certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. (D) Disclaimer of Beneficial Ownership. Any report required under this Section IV may contain a statement that the report shall not be construed as an admission by the person submitting such duplicate confirmation or account statement or making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates. (E) Review of Reports. The reports required to be submitted under this Section IV shall be delivered to the Designated Officer. The Designated Officer shall review such reports to determine whether any transactions recorded therein constitute a violation of the Code. Before making any determination that a violation has been committed by any Access Person, such Access Person shall be given an opportunity to supply additional explanatory material. The Designated Officer shall maintain copies of the reports as required by Rule 17j-1(f). (F) Acknowledgment and Certification. Upon becoming an Access Person and annually thereafter, the Company will provide, or make available, a copy of this Code to all Access Persons. Upon becoming an Access Person and annually thereafter, each Access Person shall sign an acknowledgment and certification of their receipt of and intent to comply with this Code. Such acknowledgements will

51757072.2 be collected via the Adviser’s Compliance System1. Each Access Person must also certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. In addition, each access person must certify annually that he or she has complied with the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. (G) Records. The Company shall maintain records with respect to this Code in the manner and to the extent set forth below, which records may be maintained on microfilm or electronic storage media under the conditions described in Rule 31a-2(f) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission (the “SEC”): (1) A copy of this Code and any other code of ethics of the Company that is, or at any time within the past five years has been, in effect shall be maintained in an easily accessible place; (2) A record of any violation of this Code and of any action taken as a result of such violation shall be maintained in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs; (3) A copy of each report made by an Access Person or duplicate account statement received pursuant to this Code, including any information provided in lieu of the reports (e.g., direct feed of account information into the Adviser’s Compliance System. shall be maintained for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place; (4) A record of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place; (5) A copy of each report required under subsection (C) of this Section IV shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and (6) A record of any decision, and the reasons supporting the decision, to approve the direct or indirect acquisition by an Access Person of beneficial ownership in any securities in an Initial Public Offering or 1 Compliance System” - ACA Compliance Alpha or ComplySci – the Adviser’s electronic compliance platform.

51757072.2 Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted. (H) Obligation to Report a Violation. Every Access Person who becomes aware of a violation of this Code by any person must report it to the Designated Officer, who shall report it to appropriate management personnel. The management personnel will take such disciplinary action that they consider appropriate under the circumstances. In the case of officers or other employees of the Company, such action may include removal from office. If the management personnel consider disciplinary action against any person, they will cause notice thereof to be given to that person and provide to that person the opportunity to be heard. The Board will be notified, in a timely manner, of remedial action taken with respect to violations of the Code. (I) Confidentiality. All reports of Covered Securities transactions, duplicate confirmations, account statements and other information filed with the Company or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the SEC or otherwise to comply with applicable law or the order of a court of competent jurisdiction. SECTION V: SANCTIONS Upon determination that a violation of this Code has occurred, appropriate management personnel of the Company may impose such sanctions as they deem appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator. All violations of this Code and any sanctions imposed with respect thereto shall be reported in a timely manner to the Board. SECTION VI: AMENDMENTS This Code may be amended from time to time by resolution of the Board, or without a resolution of the Board to the extent the approval of such amendment is not required under the 1940 Act.